Exhibit 10.2

EXTENSION OF EMPLOYMENT AGREEMENT

Charles Divita, III (“Employee”) and FPIC Insurance Group, Inc. (“Employer”) are parties to an Amended and Restated Employment Agreement dated as of December 14, 2005 (the “Employment Agreement”).  The Employment Agreement provides for employment for a term beginning July 26, 2004 and ending December 31, 2006 by Employee and further provides that the term of Employee’s employment thereunder may be extended for additional one-year terms prior to the end of each calendar year.

Pursuant to Section 1(a) of the Employment Agreement, Employer, acting through its President and Chief Executive Officer, hereby notifies Employee that the term of Employee’s employment under the Employment Agreement has been extended for one additional year, and, therefore, the term of Employee’s employment under the Employment Agreement shall continue through December 31, 2009.  Furthermore, Employer hereby notifies Employee that Employee’s annual salary provided for in Section 2(a) of the Employment Agreement shall be $365,000 for 2008.

IN WITNESS WHEREOF, this Extension of Employment Agreement has been executed this 10th day of December 2007.

Accepted:	FPIC INSURANCE GROUP, INC.

/s/ Charles Divita, III	By:	/s/ John R. Byers
Charles Divita, III		John R. Byers President and Chief Executive Officer